EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement of Astrata Group Incorporated (the “Company”) on Form S-8 (File No. 333-126339) of our report dated May 23, 2007 appearing in the Annual Report on Form 10-KSB of the Company for the year ended February 28, 2007.

/s/ SQUAR, MILNER, PETERSON, MIRANDA & WILLIAMSON, LLP
Newport Beach, California
May 23, 2007